Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-253749) on Form S-3 and (No. 333-258036, No. 333-225629, No. 333-222051, No. 333-218005 and No. 333-197887) on Form S-8 of our report dated February 27, 2023, with respect to the consolidated financial statements of uniQure N.V. and the effectiveness of internal control over financial reporting.

/s/ KPMG Accountants N.V.

Amstelveen, The Netherlands

February 27, 2023